UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

TORNIER N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam The Netherlands	None
(Address of principal executive offices)	(Zip Code)

(+ 31) 20 675-4002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 13, 2015, Tornier N.V., a public company with limited liability and incorporated under Dutch Law (naamloze vennootschap) (“Tornier”), and Tornier, Inc., a Delaware corporation, a wholly owned subsidiary of Tornier and Tornier’s primary U.S. operating subsidiary (the “Borrower”), entered into an Incremental Term Facility Amendment (the “Amendment”) with Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), and other lenders party thereto. The Amendment amends that certain Credit Agreement, dated as of October 4, 2012, among Tornier, the Borrower, the Administrative Agent and the other lenders party to such Credit Agreement, and as previously amended by the First Amendment dated as of May 6, 2013 to the Credit Agreement (as amended, the “Credit Agreement”). Tornier, the Borrower and certain other subsidiaries of Tornier named below (collectively, the “Guarantors”) also affirmed their obligations as guarantors with respect to the Credit Agreement and other loan documents related thereto. The subsidiaries of Tornier that are Guarantors under the Credit Agreement and also are parties to the Amendment are Tornier US Holdings, Inc., OrthoHelix Surgical Designs, Inc., Tornier UK Limited, Tornier Orthopedics Ireland Limited and Tornier SAS.

Under the terms of the Amendment, the senior secured term loan facility denominated in U.S. dollars available to the Borrower under the Credit Agreement was increased by an additional aggregate principal amount of U.S. $10 million (the “Additional USD Term Loan Advance”) and the amortization schedule of such senior secured term loan facility to the Borrower denominated in U.S. dollars was revised to reflect the Additional USD Term Loan Advance. The proceeds of the Additional USD Term Loan Advance will be used to pay the fees and costs of the Amendment and for general corporate purposes.

The Amendment provides for no other changes to covenants or events of default under the Credit Agreement, and provides for no change to any guaranty or collateral relating to the Credit Agreement.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Administrative Agent, served as sole lead arranger and sole lead bookrunner for the revolving credit facility, for which it received customary compensation. In addition, the Administrative Agent and certain of the other lenders and their respective affiliates have in the past performed, are currently performing and may in the future from time to time, perform, investment banking, financial advisory, lending and/or commercial banking services for Tornier and its subsidiaries, for which service they have in the past received, are receiving and may in the future receive, customary compensation and reimbursement of expenses.

The foregoing description of the Amendment is a summary of the material terms of the Amendment, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Incremental Term Facility Amendment, dated as of March 13, 2015 among Tornier N.V., Tornier, Inc., as Borrower, the Guarantors Identified on the Signature Pages Thereto, the Lenders Party Thereto and Bank of America, N.A., as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2015	TORNIER N.V.

	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Senior Vice President, Chief Legal Officer and Secretary

TORNIER N.V.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Incremental Term Facility Amendment, dated as of March 13, 2015 among Tornier N.V., Tornier, Inc., as Borrower, the Guarantors Identified on the Signature Pages Thereto, the Lenders Party Thereto and Bank of America, N.A., as Administrative Agent	Filed herewith